UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2009

Purple Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-29359	22-3693371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

773 San Marin Drive, Suite 2210, Novato, CA 94945

(Address of principal executive offices)

(415) 408-2300

(Registrant’s telephone number, including area code)

GoAmerica, Inc.

433 Hackensack Avenue, Hackensack, NJ 07601

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Results.

On May 14, 2009, Purple Communications, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In its press release dated May 14, 2009, the Registrant used a non-GAAP financial measure in the form of EBITDA:

EBITDA is defined as net income, plus income taxes, net interest expense, depreciation, amortization and specific non-recurring charges pursuant to our credit agreements. EBITDA is not intended to represent cash flows from operations, cash flows from investing or cash flows from financing activities as defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow or a measure of liquidity or as an alternative to net earnings (loss) as indicative of operating performance. EBITDA is included because we believe that investors find it a useful tool for measuring our ability to service our debt.

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles as follows:

Net Cash Flow from Operating Activities to EBITDA:
Net cash provided by (used in) operating activities	$0.7
Provision for Income Taxes	0.2
Interest Expense, net	1.5
Other, net	1.9

EBITDA	$4.3

Certain amounts have been aggregated to conform to the current presentation.

The information in this report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Purple Communications, Inc., dated as of May 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURPLE COMMUNICATIONS, INC.

Date: May 14, 2009	By:	/s/ Michael J. Pendergast
Michael J. Pendergast
General Counsel & Corporate Secretary